                                                                     EXHIBIT 4.1

                                     WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN A STOCKHOLDERS AGREEMENT. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SUCH SECURITIES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                            LYONDELL CHEMICAL COMPANY

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK,
                            PAR VALUE $1.00 PER SHARE

                             Issued August 22, 2002

                             (Subject to Adjustment)

No. 1                                                           5,000,000 Shares

     THIS CERTIFIES THAT, for value received, Occidental Chemical Holding Corporation, a California corporation, the registered holder hereof (the "Holder"), is entitled to subscribe for and purchase from LYONDELL CHEMICAL COMPANY, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the Exercise Period, 5 million fully paid and nonassessable shares of Original Common Stock (each share, a "Warrant Share") of the Company, at the Exercise Price, as such number of shares and Exercise Price may be adjusted pursuant to Section 4. This Warrant is the warrant issued pursuant to the Securities Purchase Agreement.

     This Warrant is being executed contemporaneously with the Stockholder Agreement. Neither this Warrant, the Warrant Shares nor the Net Payment Shares may be sold or transferred except in accordance with the legend above and the terms and provisions of the Stockholder Agreement.

     1.   Certain Definitions.

     As used in this Warrant, the following terms shall have the following respective meanings:

     "15-Day Price" shall have the meaning set forth in Section 4(a).

     "Agent" shall have the meaning set forth in Section 12(m).

     "Aggregate Exercise Price" shall mean (i) if the Company does not elect to exercise its Net Payment Right, an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised or
(ii) if the Company elects to exercise its Net Payment Right as to a portion of the Warrant exercised, an amount equal to (x) the Exercise Price multiplied by
(y) the number of Warrant Shares for which this Warrant is being exercised minus the number of Warrant Shares for which the Company exercises its Net Payment Right.

     "Business Day" shall mean any day on which the NYSE is open for trading.

     "Company" shall mean Lyondell Chemical Company, a Delaware corporation, or any Surviving Entity (as defined in the Stockholder Agreement).

     "Company Election Notice" shall have the meaning set forth in Section 2(a).

     "Corporate Change" shall have the meaning set forth in Section 4(d).

     "Daily Price" shall mean, on any day, the average (calculated to the nearest thousandth) of the high and low per share sales prices of Original Common Stock on such day for sales conducted regular way on the NYSE (as reported on www.nysenet.com or, if not reported thereby, another authoritative source).

     "Exercise Date" shall mean any date on which the Holder delivers an Exercise Notice to the Company.

     "Exercise Notice" shall mean an exercise notice substantially in the form attached hereto as Exhibit A.

     "Exercise Period" shall mean the period commencing the Issue Date and ending at 5:00 p.m., Houston, Texas time, on the fifth anniversary thereof.

     "Exercise Price" shall mean $25 per Warrant Share, as adjusted pursuant to
Section 4.

     "Holder" shall mean Occidental Chemical Holding Corporation, a California corporation, and shall include its permitted successors and assigns.

     "Issue Date" shall mean August 22, 2002.

     "Net Payment" shall mean an amount equal to (x) the excess, if any, of the Daily Price on the Exercise Date to which the Net Payment relates over the Exercise Price as of such Exercise

Date, multiplied by (y) the number of Warrant Shares for which the Company exercises its Net Payment Right.

     "Net Payment Right" shall have the meaning set forth in Section 2(b).

     "Net Payment Shares" shall have the meaning set forth in Section 2(b).

     "Notice" shall have the meaning set forth in Section 12(d).

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Occidental" shall mean Occidental Petroleum Corporation, a Delaware corporation.

     "Original Common Stock" shall mean shares of the series of common stock, $1.00 par value per share, of the Company in existence on the date hereof that is not Series B Common Stock.

     "Person" shall mean any natural person, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization.

     "PIK Dividend," with respect to the Series B Common Stock, shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of Lyondell Chemical Company that was filed with the Secretary of State of the State of Delaware on August 21, 2002.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Issue Date among the Company and the Holder.

     "Related Securities Agreements" shall mean the Stockholder Agreement, the Securities Purchase Agreement and the Registration Rights Agreement.

     "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated July 8, 2002, by and between the Company and Occidental Chemical Holding Corporation.

     "Series B Common Stock" shall mean shares of Series B Common Stock, $1.00 par value per share, of the Company.

     "Stockholder Agreement" shall mean that certain Stockholders Agreement dated as of the Issue Date by and among the Company and the Stockholders (as defined therein).

     "Subsidiary" shall mean, with respect to a Holder, any Person of which such Holder, either directly or indirectly, owns 50% or more of the equity or voting interests.

     "Transfer" shall have the meaning set forth in the Stockholder Agreement.

     "Transfer Notice and Adoption Agreement" shall mean a transfer notice and adoption agreement substantially in the form attached hereto as Exhibit B.

     "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of exercise or Transfer of this Warrant in whole or in part.

     "Warrant Share" shall have the meaning set forth in the first paragraph hereof.

     "Wholly Owned Affiliate," with respect to any party, shall mean any Affiliate of such party that is wholly owned, directly or indirectly, by such party's ultimate parent entity.

     2. Method of Exercise; Company's Net Payment Option; Certificates and New Warrant.

          (a) Exercise. Subject to compliance with applicable securities laws, this Warrant may be exercised during the Exercise Period, in whole or in part, by delivering a signed and completed Exercise Notice. Within two Business Days after receiving a signed and completed Exercise Notice, the Company shall notify the Holder of whether it will issue Warrant Shares or make a Net Payment in lieu of issuing Warrant Shares for all or any portion of the Warrant exercised (the "Company Election Notice"); provided, however, that if the Company does not deliver a Company Election Notice within such two Business Day period, the Company shall be required to (i) exercise its Net Payment Right with respect to all of the Warrant Shares covered by the applicable Exercise Notice and (ii) satisfy such Net Payment with cash. If the Company elects to exercise its Net Payment Right, the Company Election Notice shall state the number of Warrant Shares to which such Net Payment Right will apply and the form of such Net Payment. Within three Business Days after delivery of a Company Election Notice (or, if the Company does not deliver a Company Election Notice, within five Business Days after delivery of an Exercise Notice), the Holder shall complete its exercise of this Warrant by surrender of this Warrant to the Company at its principal office, or at such other place designated by the Company, together with the Aggregate Exercise Price, if applicable, paid by wire transfer of immediately available funds to an account designated by the Company.

          (b) Company's Net Payment Right. In lieu of delivering to the Holder upon exercise of this Warrant all or any portion of the Warrant Shares, the Company shall have the right in its sole discretion to make a Net Payment to the Holder in the form of (i) cash, (ii) shares of Original Common Stock, (iii) shares of Series B Common Stock (but only until the later of (x) the third anniversary of the Issue Date or (y) the date the Holder or its Wholly Owned Affiliate no longer beneficially owns shares of Series B Common Stock) or (iv) a combination of (i), (ii) and (iii) (the "Net Payment Right"). If the Company elects in its Company Election Notice to exercise its Net Payment Right by delivering to the Holder the amount of all or any portion of the Net Payment in shares of Original Common Stock or Series B Common Stock (each such share a "Net Payment Share"), each such share shall be valued at the Daily Price on the Exercise Date to which the Net Payment relates.

          (c) Stock Certificates, Cash Payments and New Warrant. Within five Business Days after the Holder completes its exercise of this Warrant in accordance with Section 2(a), the Company shall issue and cause to be delivered to or upon the written order of the exercising Holder and in the name of the exercising Holder, (i) a certificate or certificates for the Warrant Shares purchased and/or (ii) if the Company elected in the applicable Company Election Notice to exercise its Net Payment Right as to all or any portion of the Warrant Shares by issuance and delivery of Net Payment Shares, a certificate or certificates representing such Net Payment Shares. If the Company (x) did not deliver a Company Election Notice or (y) elected in a Company Election Notice to exercise its Net Payment Right as to all or any portion of the

Warrant Shares in the form of cash, then the Company shall deliver the applicable cash payment within three Business Days after the Holder completes its exercise of this Warrant in accordance with Section 2(a) by wire transfer of immediately available funds to an account designated by the Holder. If this Warrant should be exercised in part only, the Company shall, within five Business Days after completion of the exercise as set forth in Section 2(a), execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. Stock Fully Paid; Reservation of Shares. Each Warrant Share issuable upon exercise of this Warrant, upon receipt by the Company of the Exercise Price therefore, and each Net Payment Share issuable upon exercise of this Warrant in lieu of Warrant Shares, shall be validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges with respect to its issuance. So long as this Warrant remains outstanding, the Company shall at all times reserve and keep available out of its authorized and unissued Original Common Stock solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant such number of shares of Original Common Stock as shall, from time to time, be sufficient therefor.

     4. Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Daily Price Shortfall. If the average (rounded to the nearest thousandth) of the Daily Prices for the 15 consecutive Business Days ending December 31, 2002 (the "15-Day Price") is:

                (i) less than or equal to $7.00 per share, then (A) the number of Warrant Shares purchasable upon this Warrant's exercise shall be increased to 6 million shares and (B) the Exercise Price shall be decreased to $22.30 per share;

                (ii) greater than $7.00 per share and less than $11.00 per share, then (A) the number of Warrant Shares purchasable upon this Warrant's exercise shall be

                      5 million + (($11.00 - 15-Day Price) x 250,000);

     and (B) the Exercise Price shall be

                      $25 - (($11.00 - 15-Day Price) x $.675).

          (b) Reclassification. If there is any reclassification or change in the Company's Original Common Stock, the Company shall execute a new Warrant providing that the Holder has the right to exercise such new Warrant and receive upon such exercise (and payment of the same Exercise Price), in lieu of the Warrant Shares previously issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money, and property that a Holder of an equivalent number of Warrant Shares would receive upon such reclassification or change. Any such new Warrant shall provide for adjustments that are as nearly equivalent as practicable to the adjustments provided for in this Section 4, which shall apply similarly to successive reclassifications or changes and to the Net Payment Right.

         (c) Stock Splits, Dividends and Combinations. If the Company at any time subdivides its outstanding Original Common Stock or issues a stock dividend on shares of Original Common Stock, the number of Warrant Shares purchasable upon this Warrant's exercise immediately before such subdivision or stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased. If the Company at any time combines its outstanding Original Common Stock, the number of Warrant Shares issuable upon this Warrant's exercise immediately before such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. Any adjustment made pursuant to this Section 4(c) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (d) Consolidation, Merger, or Sale. If the Company consolidates or merges with another entity (other than a consolidation or merger in which the Company is the surviving or continuing entity and that does not result in any change in the Original Common Stock), or Transfers or disposes of all or substantially all of its assets to another entity (collectively, a "Corporate Change"), then the Holder shall, upon exercising this Warrant, have the right to receive the number of Warrant Shares, other Company securities or property, or successor entity's securities or property, as the case may be, that the Holder would have received upon such Corporate Change if the Holder had exercised this Warrant immediately before such Corporate Change. If there is a Corporate Change, the Company or its successor following such Corporate Change shall make appropriate adjustments to the provisions of this Warrant (including those relating to adjusting the Exercise Price, the number of Warrant Shares issuable upon exercising this Warrant and the Company's Net Payment Right) so that this Warrant will apply, as nearly as possible, to any shares or other property deliverable upon exercise of this Warrant as if the Holder had exercised this Warrant immediately before such Corporate Change and the Holder had carried out the terms of the exchange such Corporate Change provided for effective as of the consummation of such Corporate Change. The Company shall not effect any Corporate Change unless, upon or before it is consummated, the Company's successor following such Corporate Change has assumed in writing (x) the obligation to deliver to the Holder the shares of stock or other securities, cash or property that the Holder has the right to purchase in accordance with this Section 4(d) and (y) the Company's other obligations under this Warrant.

         (e) Limitation on Adjustments. No adjustment in the number of Warrant Shares purchasable upon exercise of this Warrant shall be required unless such adjustment would require an increase or decrease of at least three percent in the number of Warrant Shares then purchasable upon the exercise of this Warrant or, if this Warrant is not then exercisable, the number of Warrant Shares purchasable upon the exercise of this Warrant on the first date thereafter that this Warrant become exercisable. No adjustment in the Exercise Price shall be required if such adjustment is less than $.01. Any adjustments which by reason of this Section 4(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4(e) shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     5. Notice of Adjustments and Corporate Change. Whenever the number of Warrant Shares purchasable under this Warrant or the Exercise Price are adjusted pursuant to Section 4, the Company shall promptly notify the Holder describing, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, the number and class of Warrant Shares that the Holder has the right to purchase, and the Exercise Price for each Warrant Share after effecting the adjustment. Failure to mail the notice or any defect therein shall not affect the validity of the transaction requiring the mailing of such notice.

         6. Fractional Shares. The Holder does not have the right to exercise this Warrant for fractional shares. In lieu of fractional shares, the Company shall make a cash payment equal to the value of such fractional shares based on the Exercise Price then in effect.

         7. Securities Laws. In order to exercise this Warrant, the exercising Holder shall, as a condition to such exercise, be required to make the representations and warranties set forth in the Exercise Notice as of the date of each such Exercise Notice. Each Holder agrees that all the provisions of the Stockholder Agreement, if applicable and still in effect pursuant to the terms thereof, shall apply to Warrant Shares and/or Net Payment Shares.

         8. Mutilated or Missing Warrants. In case a certificate or certificates evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of a Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the Holder's cost. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe in connection with the issuance and delivery of a new Warrant certificate or certificates.

         9. No Right as Stockholder. No Holder shall be entitled, in its capacity as a Holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or Net Payment Shares, as applicable, or any other Company securities that may at any time be issuable on this Warrant's exercise for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, in its capacity as a Holder, any of the rights of a Company stockholder, including any right (i) to vote for the election of directors or upon any matter submitted to stockholders at any stockholder meeting, (ii) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or (iii) to receive notice of meetings, to receive dividends or subscription rights, or otherwise, until the Holder exercises this Warrant and the Warrant Shares or Net Payment Shares, as applicable, issuable upon this Warrant's exercise have become deliverable, as provided in this Warrant.

         10. Transfer of Warrant. Transfer of this Warrant and any Warrant Shares and/or Net Payment Shares issued upon exercise of this Warrant is restricted by Section 4 of the Stockholder Agreement. As a condition to the Company's obligation to effect a Transfer permitted under Section 4 of the Stockholder Agreement, any proposed transferee of this Warrant shall (i) be required to demonstrate compliance with such article and (ii) agree in writing with the Company to be bound by the terms of the Stockholder Agreement as if an original signatory thereto by executing a Transfer Notice and Adoption Agreement.

         11. Termination of Warrant. This Warrant, other than the rights and obligations specified in this Section 11 and Sections 12(d), 12(m) and 12(n), which survive termination of this Warrant, shall terminate and expire at 5:00 p.m., Houston, Texas time, on the last day of the Exercise Period.

         12. Miscellaneous.

             (a) Successors and Assigns. Except as may be expressly provided herein, this Warrant shall be binding upon and inure to the benefit of the successors of the Company and the Holder. Neither the Company nor the Holder may otherwise assign or delegate any of its rights or obligations under this Warrant without the prior written consent of the other, which consent shall be in the sole and absolute discretion of the Company or the Holder, as applicable. Any purported assignment or delegation without such consent shall be void and ineffective.

             (b) Certain Events. The Holder agrees that this Warrant and the obligations hereunder shall attach to this Warrant and the shares issued upon exercise of this Warrant and shall be binding upon any Person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

             (c) Benefits of Agreement Restricted to Parties. This Warrant is made solely for the benefit of the Company and the Holder and no other Person (including employees or shareholders of the Holder) shall have any right, claim or cause of action under or by virtue of this Warrant.

             (d) Notices. All notices, requests and other communications (collectively, the "Notices") made pursuant to this Warrant shall be in writing and signed and correctly dated by the party sending such Notice. All Notices shall be delivered personally (by courier or otherwise) or by facsimile to the receiving party at the applicable address or facsimile number set forth below:

                                    If to the Company:

                                            Lyondell Chemical Company
                                            1221 McKinney Street, Suite 700
                                            Houston, Texas 77010
                                            Attention: Gerald A. O'Brien
                                            Facsimile: 713-309-2143

                                            with a copy to:

                                            Baker Botts L.L.P.
                                            910 Louisiana Street
                                            Houston, Texas 77002
                                            Attention: Stephen A. Massad
                                            Facsimile: 713-229-1522
                                        and

                                        Lyondell Chemical Company
                                        1221 McKinney Street, Suite 700
                                        Houston, Texas 77010
                                        Attention: General Counsel
                                        Facsimile: 713-309-7312

                               If to a Holder:

                                        Occidental Chemical Holding Corporation
                                        5005 LBJ Freeway
                                        Dallas, Texas 75244
                                        Attention: General Counsel
                                        Facsimile: 972-404-4155

Any Notice delivered personally shall be deemed to have been given on the date it is so delivered, or upon attempted delivery if acceptance of delivery is refused, and any Notice delivered by facsimile shall be deemed to have been given on the first Business Day it is received by the addressee (or, if such Notice is not received during regular business hours of a Business Day, at the beginning of the next such Business Day). The address and facsimile numbers set forth above may be changed by the Company or a Holder by giving Notice of such change of address or facsimile number in the manner set forth in this Section 12(d).

             (e) Severability. In the event that any provision of this Warrant shall finally be determined to be unlawful, such provision shall be deemed severed from this Warrant and every other provision of this Warrant shall remain in full force and effect.

             (f) Construction. In construing this Warrant, the following principles shall be followed: (i) no consideration shall be given to the captions of the sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Warrant and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any of the Company or the Holder had a greater or lesser hand in drafting this Warrant; (iii) the word "includes" and its syntactic variants mean "includes, but is not limited to" and corresponding syntactic variant expressions; (iv) the plural shall be deemed to include the singular, and vice versa; (v) references in this Warrant to Sections and Exhibits shall be deemed to be references to Sections of, and Exhibits to, this Warrant unless the context shall otherwise require; (vi) all Exhibits attached to this Warrant shall be deemed incorporated herein as if set forth in full herein; (vii) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Warrant as a whole and not to any particular provision of this Warrant; and (viii) unless otherwise expressly provided, any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

             (g) Entire Agreement. This Agreement together with the Related Securities Agreements set forth the entire agreement and understanding among the Company and the Holder as to the subject matter hereof and merges and supercedes all prior discussions, agreements and understandings of every kind and nature among them.

             (h) Counterparts. This Warrant may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

             (i) Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Warrant without giving effect to any conflicts of law principles.

             (j) Transaction Costs. The Company and the Holder shall each be solely responsible for and bear all of its own respective costs, fees and expenses.

             (k) Amendment. All waivers, modifications, amendments or alterations of this Warrant shall require the written approval of the Company and all Holders. Except as provided in the preceding sentence, no action taken pursuant to this Warrant, including any investigation by or on behalf of the Company or a Holder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein and/or in any documents delivered or to be delivered pursuant to this Warrant. The waiver by the Company or a Holder of a breach of any provision of this Warrant shall not operate or be construed as a waiver of any subsequent breach.

             (l) Specific Performance. Each Holder and the Company agree that each would be irreparably damaged if for any reason a party fails to perform any of its obligations under this Warrant, and that a party would not have an adequate remedy at law for money damages in such event. Accordingly, each other party shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Warrant by any other party. This provision is without prejudice to any other rights that a party may have against another party for any failure to perform its obligations under this Warrant.

             (m) Jurisdiction; Consent to Service of Process; Waiver. ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE COMPANY OR THE HOLDER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF THE STATE OF DELAWARE, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, EACH OF THE COMPANY AND THE HOLDER ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT (AS FINALLY ADJUDICATED) RENDERED THEREBY IN CONNECTION WITH THIS WARRANT. EACH OF THE COMPANY AND THE HOLDER SHALL APPOINT THE CORPORATION TRUST COMPANY, THE PRENTICE-HALL CORPORATION SYSTEM, INC. OR A SIMILAR ENTITY (THE "AGENT") AS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY PROCEEDING IN ANY SUCH COURT IN THE STATE OF DELAWARE, AND EACH OF THE COMPANY AND THE HOLDER SHALL MAINTAIN THE APPOINTMENT OF SUCH AGENT (OR A SUBSTITUTE AGENT) FROM THE DATE

HEREOF UNTIL THE EARLIER OF THE CLOSING DATE OR THE TERMINATION OF THIS WARRANT AND SATISFACTION OF ALL OBLIGATIONS HEREUNDER. THE FOREGOING CONSENTS TO JURISDICTION AND APPOINTMENTS OF AGENT TO RECEIVE SERVICE OF PROCESS SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE STATE OF DELAWARE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE COMPANY AND THE HOLDER. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ANY OBJECTION IT MAY HAVE BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVENIENS.

             (n) Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT AND FOR ANY COUNTERCLAIM THEREIN.

             (o) Further Assurances. From time to time, at the request of the Company or a Holder, the parties shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer on the day and year first written below.

Dated: August 22, 2002.

                                          LYONDELL CHEMICAL COMPANY


                                              /s/ T. KEVIN DENICOLA
                                          By: ----------------------------------
                                              Name: T. Kevin DeNicola
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

Holder:

OCCIDENTAL CHEMICAL HOLDING CORPORATION


    /s/ JAMES R. HAVERT
By: ------------------------------------
    Name: James R. Havert
    Title: Vice President and Treasurer

                                    EXHIBIT A

                                 EXERCISE NOTICE

                    (To be executed upon exercise of Warrant)

TO:  Lyondell Chemical Company
     1221 McKinney Street, Suite 700
     Houston, Texas 77010
     Attention: Gerald A. O'Brien
     Telecopy Number: 713-309-2143

     Capitalized terms used in this Exercise Notice but not defined herein have the meanings set forth in the Warrant dated August 22, 2002 (the "Warrant").

     1. Election. The undersigned hereby irrevocably elects to purchase __________ Warrant Shares pursuant to the terms of the Warrant and shall deliver the Aggregate Exercise Price, if applicable, and the Warrant as provided in
Section 2(a) of the Warrant.

     2. Representations and Warranties. The Holder hereby represents and warrants to the Company that, as of the date of this Exercise Notice, with respect to the exercise of the Warrant and the purchase of Warrant Shares and/or Net Payment Shares, the following are true and correct:

          (a) Investment. Holder acknowledges and agrees that all Warrant Shares and/or Net Payment Shares (collectively, the "Subject Securities") will be subject to the Stockholder Agreement and, among other things, will bear the legends specified therein. Holder is acquiring the Subject Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and has not offered or sold any portion of the Subject Securities to be acquired by it. Holder acknowledges and understands that investment in the Subject Securities is subject to a high degree of risk and that it must bear the economic risk of its investment for an indefinite period of time because the Subject Securities must be held indefinitely (i) until subsequently registered under the Securities Act and applicable state and other securities laws or (ii) unless an exemption from registration is available which depends upon, among other things, the bona fide nature of Holder's investment intent and the accuracy of Holder's representations as expressed herein. Holder understands that any transfer agent of the Company will be issued stop transfer instructions with respect to the Subject Securities unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Holder was not organized for the purpose of acquiring the Subject Securities.

          (b) Investigation; No General Solicitation. Holder has received a copy of all forms, reports and documents that the Company is required to file with the Securities and Exchange Commission since December 31, 2001 (the "Company SEC Reports"). Holder has had a reasonable opportunity to ask questions relating to and otherwise discuss the information set forth in the Company SEC Reports and the Company's business,

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     management and financial affairs with the Company's management and other parties, and Holder has received satisfactory responses to its inquiries. To the extent necessary, Holder has retained, at the expense of Holder, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of its purchaser of the Subject Securities hereunder. Holder has relied only on its own independent investigation before deciding to acquire the Subject Securities.

          (c) Sophistication and Financial Condition of Stockholder. Holder is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters or its professional advisors have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Subject Securities and to evaluate the merits and risks of its investment and protect its own interest in connection with the acquisition of a Subject Security. Holder is able to bear the economic risk of this investment regarding the Company, is able to hold the Subject Securities indefinitely and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur.

          (d) Status of the Company Securities. Holder has been informed by the Company that the Subject Securities have not been and will not be registered under the Securities Act or under any state securities laws, including Section 25102(f) of the California Corporations Code, except as specifically provided in the Registration Rights Agreement, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

     3. Delivery of Certificates and Cash. As provided in Section 2 of the Warrant, upon receipt of the Aggregate Purchase Price, if applicable, and the Warrant, please issue in the name of the undersigned (i) a certificate or certificates representing the applicable number of Warrant Shares and/or (ii) if the Company elects to exercise its Net Payment Right by issuing Net Payment Shares, a certificate or certificates representing such Net Payment Shares. If the Company elects to exercise its Net Payment Right by delivery of cash, please wire transfer immediately available funds to the account designated below. Cash in lieu of any fractional shares should also be sent by wire transfer of immediately available funds to the account designated below.

                            ________________________
                                     (Name)

                            ________________________

                            ________________________
                                    (Address)

                            ________________________
                                    (Account)

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                                      __________________________________________
                                                      (Signature)
                                      Name: ____________________________________
                                      Title: ___________________________________
_______________________________
          (Date)

Note: The above signature must correspond exactly with the name on the first page of this Warrant or with the name of the Transferee appearing the Transfer form below.

If the number of Warrant Shares the Holder elects to purchase hereunder shall not be all the shares purchasable under the Warrant, a new Warrant is to be issued in the name of the registered Holder for the balance remaining of the Warrant Shares purchasable thereunder.

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

                                    EXHIBIT B

                 FORM OF TRANSFER NOTICE AND ADOPTION AGREEMENT

(To be executed by the registered Holder and the Transferee if such Holder desires to Transfer the attached Warrant and such Transfer is permissible under the terms of the Warrant attached hereto and the Stockholder Agreement.)

     This Transfer Notice ("Transfer Notice") is executed pursuant to the terms and conditions of the Warrant (the "Warrant") dated August 22, 2002 to purchase ________ shares of Original Common Stock, par value $1.00 per share, of Lyondell Chemical Company, a Delaware corporation (the "Company"), by the Holder executing this Transfer Notice (the "Transferor"). A copy of the Warrant is attached hereto and incorporated herein by reference. Capitalized terms used in this Transfer Notice but not defined herein have the meanings set forth in the Warrant.

     1.1 Transfer. For value received, the Transferor hereby Transfers unto _______________________________________________ (the "Transferee") the within
Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to Transfer the Warrant on the books of the Company, with full power of substitution. The number of Warrant Shares Transferred pursuant to this Transfer Notice is ______________. If such number of Warrant Shares are not all of the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of the Transferor for the balance of the remaining Warrant Shares.

     1.2 Acknowledgement. Transferee acknowledges that Transferee is acquiring the Warrant subject to the terms and conditions of the Warrant and the Stockholders Agreement dated ____________, 2002 among Company and the Stockholders (as defined therein) (the "Stockholder Agreement"). Transferee acknowledges that, during the term of the Stockholder Agreement, the Warrant is, and any Warrant Shares and/or Net Payment Shares issued upon exercise thereof will be, a Restricted Security (as defined in the Stockholder Agreement). A copy of the Stockholder Agreement is attached hereto and incorporated herein by reference.

     1.3 Agreement. Transferee (i) agrees that the Warrant and all Warrant Shares and/or Net Payment Shares issued to Transferee and shares of Original Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Stockholder Agreement pursuant to the terms thereof and (ii) hereby adopts the Stockholder Agreement with the same force and effect as if it were originally a party thereto and, effective as of the date hereof, is a Stockholder as defined therein.

     1.4 Representation. Transferee is a wholly owned Subsidiary of the Transferor. After giving effect to the Transfer hereunder, the Transferee owns the total number of Warrants, shares of Original Common Stock and shares of Series B Common Stock set forth next to its signature hereto.

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     1.5  Notice. The address of the Transferee for purposes of Section 12(d) of the Warrant is as follows:

                           ___________________________
                           ___________________________
                           ___________________________
                           ___________________________
                           Attention: ________________
                           Telecopy Number: __________

                           with a copy to:

                           ___________________________
                           ___________________________
                           ___________________________
                           ___________________________
                           Attention: ________________
                           Telecopy Number: __________





     Dated: ____________________

                                           [TRANSFEROR]



                                           By: _________________________________
                                           Name:
                                           Title:

                                           [TRANSFEREE]



                                           By: _________________________________
                                           Name:
                                           Title:
                                           Warrants: ___________________________
                                           Original Common Stock: ______________
                                           Series B Common Stock: ______________

Note: The above signature must correspond exactly with the name on the first page of the Warrant or with the name of the Transferee appearing in the Transfer Notice and Adoption Agreement attached hereto.

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